Exhibit 99.1

For More Information Contact:

Investors:	Media:
Damon Wright (714) 382-5013	Lisa Zwick (949) 230-8794
damon.wright@ingrammicro.com	lisa.zwick@ingrammicro.com

INGRAM MICRO APPOINTS SEASONED GLOBAL EXECUTIVE

PAUL READ AS PRESIDENT AND CHIEF OPERATING OFFICER

Wade Oosterman, Bell Canada President, Mobility and Residential Services,

and Chief Brand Officer, Elected to Ingram Micro Board of Directors

Santa Ana, Calif., Sept. 19, 2013 – Ingram Micro Inc. (NYSE: IM), the world’s largest wholesale technology distributor and a global leader in IT supply-chain, mobile device lifecycle services and logistics solutions, today announced the appointment of Paul Read as president and chief operating officer, effective Sept. 30, 2013. Reporting directly to Alain Monié, chief executive officer, Ingram Micro, Read will be responsible for the worldwide IT distribution business and the associated logistics support organizations, with the IT distribution regional presidents reporting directly to him. Read, who joined the Ingram Micro board of directors last September, has resigned his role as a member effective immediately.

Bill Humes will continue reporting directly to Monié in the role of chief financial officer, responsible for all aspects of the company’s global finance organization. He will also assume added direct responsibility for the company’s global shared services centers and strategic sourcing operations.

“Paul is an experienced operator and seasoned executive and we are fortunate to have him join the Ingram Micro team,” said Monié. “His extensive background in the IT supply chain will help us as we strive to drive growth and greater returns across all of our business lines.”

“These changes will allow me to devote more time to new and future strategic growth opportunities,” added Monié. “Paul, Bill and I, with the rest of the executive team, are focused on improving profitability and delivering better shareholder returns.”

From June 1995 to June 2013, Read was with Nasdaq-listed Flextronics Inc. serving most recently as chief financial officer and executive vice president, responsible for managing all aspects of finance and IT. Previously he served as the company’s executive vice president of finance for worldwide operations. Read’s experience at Flextronics included important operational roles, including serving as the lead executive responsible for the integration of the Solectron acquisition. Prior to joining Flextronics in 1995, he held various senior financial positions in the United Kingdom with Allied Steel and Wire, STI Telecommunications and Associated British Foods. Read graduated from the University of Wales as a Chartered Management Accountant.

The company also announced that its board of directors elected Wade Oosterman, President, Mobility and Residential Services, and Chief Brand Officer for Bell Canada Enterprises, to serve as an independent director effective Sept. 18, 2013. With the resignation of Read, the composition of the Ingram Micro board of directors remains at 11.

“As a highly tenured telecom executive with deep marketing and brand expertise, Wade brings a unique background and perspective to Ingram Micro that will be invaluable as we continue to drive profitable growth in the rapidly-evolving technology market,” said Dale R. Laurance, chairman of the board, Ingram Micro Inc. “We look forward to his contribution and counsel and welcome Wade to our board.”

Oosterman, 52, joined Bell Canada Enterprises Inc. (BCE) in 2006 as President Bell Mobility and Chief Brand Officer, increasing his responsibilities in 2010 with the additional role of President, Bell Residential services. With more than $15 billion in annual revenues, BCE Inc. is Canada’s largest communications company, providing a comprehensive and innovative suite of broadband communication services to residential and business customers in Canada. Prior to joining BCE, Ooterman’s served in senior executive leadership roles including chief marketing officer and chief brand officer for Telus Corporation, a leading national telecommunications company in Canada, with $11.2 billion of annual revenue and 13.2 million customer connections including 7.7 million wireless subscribers. In 1987, Oosterman helped found Clearnet communications – a leading Canadian wireless communications company—which was acquired by Telus in 2000.

Oosterman holds a Bachelor of Arts degree in economics and finance and a Master in Business Administration, both from the University of Western Ontario. He is a Director of the Foundation Fighting Blindness – Canada and the Toronto International Film Festival.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we have made and expect to continue to make investments in new businesses and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (2) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and earnings; (3) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (4) we continually experience intense competition across all markets for our products and services; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (7) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what losses we may incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly. We also face a variety of risks associated with our acquisitions of Brightpoint, Inc., Aptec, Promark and SoftCom, Inc., and any other acquisitions we may make, including: management’s ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans; growth of the mobility industry, the government contracts business, and in new and untapped markets in geographies outside the U.S.; and other uncertainties or unknown, underestimated and/or undisclosed commitments or liabilities; and our ability to achieve the expected benefits and manage the costs of the integrations of our acquisitions.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and seek to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended Dec. 29, 2012; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

About Ingram Micro Inc.

Ingram Micro is the world’s largest wholesale technology distributor and a global leader in IT supply-chain, mobile device lifecycle services and logistics solutions. As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics and mobile solutions, technical support, financial services and product aggregation and distribution. The company is the only global broad-based IT distributor, serving approximately 160 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

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